SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                                    FORM 8-K



                           CURRENT REPORT PURSUANT TO
                           SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                                  May 5, 2003
                Date of Report (Date of Earliest Event Reported)



                               HBOA Holdings, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in its Charter)


   33-0231238                   Florida                         65-1053546
----------------                --------                      -------------
  (Commission                (State or Other                  (IRS Employer
  File Number)               Jurisdiction of                  Identification
                             Incorporation)                     Number)

5200 NW 33rd Avenue, Suite 215
Ft. Lauderdale, FL                                               33309
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(Address of principal executive offices)                       (Zip Code)


                                 (954) 938-0810
               Registrant's telephone number, including area code


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


         We intend to purchase two businesses: PARIS Health Services Ltd. a company that provides healthcare process solutions and LexSys Software Corp. a technology and software company. The proposed terms of each of these acquisitions are described in more detail below.

PARIS ACQUISITION

         We have been a limited partner of PARIS Health Services Ltd., since its formation in February 2002. As of May 5, 2003, we own a 20.68% limited partnership interest in PARIS Health Services. We intend to purchase 70.31% of the partnership interests of PARIS Health Services. We will purchase the interests of the general partner and most of the limited partners, except for the interest held by Kalb & Peck Private Client Trust, II, which has certain distribution and liquidation preferences, that the other partners do not have. Kalb & Peck received the distribution and liquidation preferences when it invested $900,000 to PARIS Health Services in February 2002.

         The consideration that we will provide to the partners of PARIS Health Services for the purchase of the partnership interests is 1 million shares of our common stock and $300,000, in funding after the acquisition is completed, on an as needed basis as determined by us. We have private sources of capital which we will use to satisfy any funding requirements. The assets of PARIS Health Services consist primarily of its contracts with two hospitals to provide the PARIS Outsource of electronic eligibility verification and procedure authorization and 20 contracts with healthcare providers using HIPAAdb - Compliance Management Software that it has developed for managing HIPAA compliance as mandated by the United States Department of Health and Human Services. The companies determined the purchase price after arms-length negotiation.

         We have material relationships with E-Z Auth. Management Co, the general partner of PARIS Health Services. Gary Verdier, our Chairman and a principal shareholder, is one of two officers of E-Z Auth. Management Co. as well as one of the three directors. The other officer and another director of E-Z Auth. Management Co. is Roger Baumann, an officer of LexSys Software Corp. Under the partnership agreement, E-Z Auth. Management Co. is entitled to receive 10% of the gross revenues received by PARIS Health Services during the preceding month. However, if PARIS Health Services is not profitable during a fiscal year, the compensation payable to the general partner can not exceed $150,000. During fiscal 2002, PARIS Health Services did not make any distributions to E-Z Auth. Management Co., as its general partner.

         Additionally, there is a material relationship between PARIS Health Services and the other company that we are acquiring. LexSys Software Corp. is a limited partner of PARIS Health Services. It licenses its RIPEEr Technology Architecture to PARIS Health Services.



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         As of May 5, 2003, PARIS Health Services provides two healthcare process services. One service is focused on assisting hospitals in obtaining the pre-authorization approvals from insurance providers before they perform certain medical procedures. We refer to the procedure authorization routing interface system as the PARIS Outsource system. The other service is a web-based application, which assists companies in managing compliance with the HIPAA regulations as defined by the United States Department of Health and Human Services.

LEXSYS SOFTWARE CORP.

         We also intend to purchase LexSys Software Corp. The acquisition will be structured as a reverse triangular merger. The purchase price is 1 million shares of our common stock, warrants to purchase 1 million shares of our common stock and $150,000, which will be used to pay off certain liabilities of LexSys within 120 days after the closing. The warrants will be issued at the closing and their exercise price will be equal to 110% of the Company's 30 day average trading price prior to the Closing Date. The warrants will be immediately exercisable and will expire three years after the Closing Date. LexSys and HBOA determined the purchase price after arms-length negotiations.

         The assets of LexSys consist primarily of LexSys's proprietary software and its existing contracts to provide technology services. Lexsys has been in business since 1994 serving clients in various industries. We have private sources of capital which we will use to satisfy our requirement to pay $150,000 to satisfy LexSys's liabilities within 120 days after the Closing Date. We are also requiring that Charles Taylor and Robert Cox, the founders of LexSys, escrow approximately 500,000 shares of our stock that they received in the merger for a period of one year after the Closing Date. Under certain situations if Mr. Taylor or Mr. Cox leave our company prior to the one year period after the Closing Date, they will forfeit their escrowed shares.

         LexSys was formed in 1994. LexSys is a product development company, systems integrator and consulting firm. Its clients have included CB Richard Ellis, ProxyMed, Republic Industries, Chicago Title, IMS NET and ePhysician. During the last two years, Mr. Cox, Mr. Taylor, Mr. Baumann and their team at LexSys have worked almost exclusively on developing the complex systems and architecture required to facilitate PARIS Health Services.

SUMMARY

         We expect to have the acquisitions documents signed by all parties within the next five business days. We expect to complete the due diligence for both of these acquisitions by June 1, 2003. Completion of these acquisitions will be subject to (i) attaining fully executed acquisition documents, (ii) our completion of a due diligence review of each company and (iii) satisfaction of other customary closing conditions. The forms of the acquisition agreements are attached as Exhibits 2.1 and 2.2, respectively, and are incorporated herein by this reference.



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ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

C.       EXHIBITS

         2.1 Form of Partnership Interest Purchase and Sale Agreement dated May 2003 between HBOA Holdings, Inc. and E-Z Auth. Management Co, HFE, Ltd., Golding Family Limited Partnership, LexSys Software Corp., HBOA Holdings, Inc., Peter Carvalho, Midgard Ltd, Martin Thirer, Fanomina Ltd. and Amersham Management Limited.

         2.2 Form of Agreement and Plan of Merger dated May 2003, by and among HBOA Holdings, Inc. and LexSys Software Corp.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                                     HBOA HOLDINGS, INC.


Date:May 5, 2003                     By:  /s/ Gary Verdier
                                          Chief Executive Officer and President
                                          Secretary and Chairman


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                                 Exhibit Index

    Exhibit No.   Description
    -----------   -----------


         2.1 Form of Partnership Interest Purchase and Sale Agreement dated May 2003 between HBOA Holdings, Inc. and E-Z Auth. Management Co, HFE, Ltd., Golding Family Limited Partnership, LexSys Software Corp., HBOA Holdings, Inc., Peter Carvalho, Midgard Ltd, Martin Thirer, Fanomina Ltd. and Amersham Management Limited.

         2.2 Form of Agreement and Plan of Merger dated May 2003, by and among HBOA Holdings, Inc. and LexSys Software Corp.